Exhibit 32

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Ralcorp Holdings, Inc. (the "Company") on Form 10-Q for the period ending March 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Kevin J. Hunt and David P. Skarie, Co-Chief Executive Officers of the Company, and I, Thomas G. Granneman, Controller and Chief Accounting Officer, certify, to the best of our knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Kevin J. Hunt	/s/ David P. Skarie	/s/ Thomas G. Granneman
Kevin J. Hunt	David P. Skarie	Thomas G. Granneman
Co-Chief Executive Officer	Co-Chief Executive Officer	Controller and Chief Accounting Officer
Ralcorp Holdings, Inc.	Ralcorp Holdings, Inc.	Ralcorp Holdings, Inc.

Dated:  May 9, 2006

A signed original of this written statement required by Section 906 has been provided to Ralcorp Holdings, Inc., and will be retained by Ralcorp and furnished to the Securities and Exchange Commission or its staff upon request.